Exhibit 99.1

AVROBIO Announces Proposed Public Offering of Common Stock

CAMBRIDGE, Mass., Nov. 19, 2020 – AVROBIO, Inc. (NASDAQ: AVRO), a leading clinical-stage gene therapy company, today announced that it intends to offer and sell, subject to market and other conditions, $75 million of its common stock in an underwritten public offering.

The company expects to grant the underwriters a 30-day option to purchase up to $11.25 million of additional shares of its common stock (15 percent) offered in the public offering. All of the shares in the proposed offering are to be sold by the company. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Morgan Stanley, Cowen, Wells Fargo Securities and Barclays are acting as joint book-running managers for the offering.

AVROBIO intends to use the net proceeds from the offering, in addition to its existing cash resources, to fund its current programs in Fabry disease, cystinosis, Gaucher disease type 1, Hunter syndrome, Pompe disease and Gaucher disease type 3, fund external and internal manufacturing and process development activities and fund research and development activities that relate to its current and future clinical and preclinical activities, including the cost of research and development personnel. The company intends to use the remainder for planned general and administrative expenses, working capital and other general corporate purposes.

The securities described may be offered pursuant to a shelf registration statement on Form S-3 (File No. 333-235641), including a base prospectus. The securities may be offered only by means of a prospectus. A preliminary prospectus supplement related to the offering and a final prospectus supplement related to the offering will be filed with the U.S. Securities and Exchange Commission (SEC) and will be available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the securities being offered may also be obtained by contacting: Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, or Cowen and Company, LLC c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY, 11717, Attn: Prospectus Department, by email at PostSaleManualRequests@broadridge.com or by telephone at (833) 297-2926.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About AVROBIO

AVROBIO, Inc. is a leading clinical-stage gene therapy company. Our clinical-stage programs include Fabry disease, Gaucher disease type 1 and cystinosis and we also are advancing preclinical programs in Hunter syndrome, Pompe disease and Gaucher disease type 3.

Forward-Looking Statements

This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words and phrases such as “aims,” “anticipates,” “believes,” “could,” “designed to,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” and variations of these words and phrases or similar expressions that are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements regarding completion, timing and anticipated size of the proposed offering and the anticipated use of proceeds therefrom. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Results in preclinical or early stage clinical trials may not be indicative of results from later stage or larger scale clinical trials and do not ensure regulatory approval. You should not place undue reliance on these statements, or the scientific data presented.

Any forward-looking statements in this press release are based on AVROBIO’s current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, completion of the proposed public offering on the anticipated terms, or at all, market conditions and the satisfaction of customary closing conditions related to the proposed public offering. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause AVROBIO’s actual results to differ materially and adversely from those contained in the forward-looking statements, see the section entitled “Risk Factors” in AVROBIO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our subsequent periodic reports on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in our other filings with the SEC, including those contained or incorporated by reference in the preliminary prospectus supplement related to the proposed public offering to be filed with the SEC. AVROBIO explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

Investors:

Christopher F. Brinzey

Westwicke, an ICR Company

339-970-2843

chris.brinzey@westwicke.com

Media:

Stephanie Simon

Ten Bridge Communications

617-581-9333

stephanie@tenbridgecommunications.com